ROSS STORES, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Ross Stores, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain restricted stock units pursuant to the Ross Stores, Inc. 2017 Equity Incentive Plan (the “Plan”), each of which represents the right to receive one (1) share of Stock on the applicable Settlement Date, as follows. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Plan and the Restricted Stock Units Agreement (the “Restricted Stock Units Agreement”):

Participant:	James Conroy	XXXXXXX
Date of Grant:	December 2, 2024
Total Number of Units:	51,164 (each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.
Vested Units:
Except as provided in the Restricted Stock Units Agreement, the Units subject to the Award will become Vested Units with respect to the applicable indicated percentage of the Total Number of Units on the applicable vesting dates specified below (“Vesting Dates”), subject in each case to the Participant’s continued Service through such Vesting Dates and satisfaction of any Stock Appreciation Condition applicable to the vesting of such Units as set forth below:

	Vested Units	Vesting Date
	25%	September 8, 2028
	25%	September 8, 2028 - if the Stock Appreciation Condition is met on or prior to such date
	25%	March 23, 2029
	25%	March 23, 2029 - if the Stock Appreciation Condition is met on or prior to such date
The ”Stock Appreciation Condition” for vesting of the Units will be met if the closing sale price of a share of the Stock over any period of 30 consecutive trading days is not less than $195.45 (125% of the closing sale price of the Stock on December 2, 2024, the Participant’s first date of employment with the Company (the “Date in Position”)) (in each case as reported on the Nasdaq Stock Exchange, and as adjusted to reflect any stock split or stock dividend or similar capitalization event that may occur after the Date in Position). If the Stock Appreciation Condition is not met by September 8, 2028, 25% of the Units subject to the Award will be automatically terminated and cancelled on such date, and will not be eligible to vest. If the Stock Appreciation Condition is not met by March 23, 2029, 25% of the Units subject to the Award will be automatically terminated and cancelled on such date, and will not be eligible to vest.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

ROSS STORES, INC.	PARTICIPANT

/s/Elizabeth Garrett	/s/James G. Conroy
Elizabeth Garrett	James G. Conroy
December 13, 2024	December 12, 2024
Date	Date

ROSS STORES, INC.
RESTRICTED STOCK UNITS AGREEMENT

Ross Stores, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Ross Stores, Inc. 2017 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares of Stock issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.    Definitions and Construction.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan. For purposes of the Award, the following terms have the following meanings:
(a)    “Date of Grant” means the effective Date of Grant of the Award as set forth in the Grant Notice.
(b)    “Employment Agreement” means Participant’s Executive Employment Agreement with the Company dated October 21, 2024.
(c)    “Total Number of Units” means the total number of Units subject to the Award as set forth in the Grant Notice and as adjusted from time to time pursuant to Section 9.
(d)    “Vested Units” mean, on any relevant date, that portion of the Total Number of Units which has vested in accordance with the vesting schedule set forth in the Grant Notice or as otherwise provided by this Agreement, or which have vested in accordance with the terms of the Employment Agreement. Provided that the Participant’s Service has not terminated prior to the relevant vesting date described in the Grant Notice, the number of Units as provided by the Grant Notice shall become Vested Units on such date.
1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.    Administration.
All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
3.    The Award.
3.1    Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. As a condition to the issuance of any shares of Stock upon settlement of the Award, the Participant shall first execute and deliver an executed copy of the Grant Notice to the Company or otherwise accept the Award in accordance with the Company’s electronic acceptance procedures. Each Unit represents a right to receive one (1) share of Stock, on a date determined in accordance with the Grant Notice and this Agreement.
3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Award of Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
4.    Vesting of Units.
Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice, this Agreement and in the Employment Agreement. Except as provided by the Employment Agreement, no additional Units will become Vested Units following the Participant’s termination of Service for any reason.
5.    Company Reacquisition Right.
5.1    Grant of Company Reacquisition Right. Except to the extent otherwise provided by the Employment Agreement, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not Vested Units as of the time of such termination (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).
5.2    Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s then current dividend grant practices or dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
6.    Settlement of the Award.
6.1    Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue one (1) share of Stock to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date. The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit, as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 7.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares of Stock to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares of Stock would not violate the Trading Compliance Policy, but in any event such Settlement Date will be deferred no later than December 31st of the calendar year in which the Original Settlement Date occurs. Notwithstanding the foregoing, if such later Settlement Date is permitted without triggering adverse tax consequences under Section 409A of the Code, the Settlement Date may be delayed pursuant to the foregoing provision until no later than the 15th day of the third calendar month following calendar year that includes the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
6.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares of Stock acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares of Stock subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4    Fractional Shares. The Company shall not be required to issue fractional shares of Stock upon the settlement of the Award.
7.    Tax Withholding.
7.1    In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the grant of the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock in settlement of any portion of the Award until the tax withholding obligations of the Participating Company have been satisfied by the Participant.
7.2    Assignment of Sale Proceeds; Payment of Tax Withholding. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, the Company may permit the Participant to satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares of Stock being acquired upon settlement of the Units, or (ii) payment by check. The Participant shall deliver written notice of any such permitted election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to the date on which the Company’s tax withholding obligation arises (the “Withholding Date”). If the Participant elects payment by check, the Participant agrees to deliver a check for the full amount of the required tax withholding to the applicable Participating Company on or before the third business day following the Withholding Date. If the Participant elects payment by check but fails to make such payment as required by the preceding sentence, the Company is hereby authorized, at its discretion, to satisfy the tax withholding obligations through any means authorized by this Section 7.2, including by directing a sale for the account of the Participant of some or all of the shares of Stock to be issued upon settlement of the Units from which the required taxes shall be withheld, by withholding from payroll and any other amounts payable to the Participant or by withholding shares in accordance with Section 7.3.
7.3    Withholding in Net Settlement Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable rates required to avoid liability classification of the Award under generally accepted accounting principles in the United States.
8.    Effect of Change in Control.
In the event of a Change in Control, the Award shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Except to the extent that the Committee determines to cash out the Award in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under the Award or substitute for the Award a substantially equivalent award for the Acquiror’s stock. For purposes of this Section, the Award shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, for each Unit subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled. In the event that the Acquiror elects not to assume, continue or substitute for the outstanding Award in connection with a Change in Control, the vesting of the Units shall be accelerated in full, and the Total Number of Units shall be deemed Vested Units as of the effective date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date.
9.    Adjustments for Changes in Capital Structure.
Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s then current dividend grant practices or dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.
10.    Dividends; Rights as a Stockholder.
10.1    Dividends. Subject to the terms of the Employment Agreement, prior to the date that shares of Stock are issued in settlement of the Award, the Participant will become entitled to receive payments equal in amount to any cash dividends and other distributions paid in accordance with the Company’s dividend policy with respect to a number of shares of Common Stock corresponding to the number of shares to be issued in settlement of the outstanding Units that remain subject to the Award. Payment of any such dividend or distribution equivalent amounts will be deferred and will remain subject to the same forfeiture restrictions as apply to the Units that remain subject to the Award, and shall accrue to the extent necessary so that such dividend or distribution equivalent amounts are not paid prior to the date that the Units become Vested Units, and will be paid upon the Units becoming Vested Units.
10.2    Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be subject to issuance in settlement of this Award, until the date of the actual issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment or payment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 9 and Section 10.1.
11.    Legends.
The Company may at any time place legends or stop transfer restrictions referencing any applicable federal, state or foreign securities law restrictions on all certificates (whether in tangible or electronic form) representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to this Award in the possession or in an electronic account of the Participant in order to carry out the provisions of this Section.
12.    Compliance with Section 409A.
It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award and that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) in order to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:
12.1    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of a termination of the Participant’s Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
12.2    Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
12.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations, without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
12.4    Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement, and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
13.    Miscellaneous Provisions.
13.1    Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that, except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law or government regulation (including, but not limited to, Section 409A). No amendment or addition to this Agreement shall be effective unless in writing.

13.2    Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date (and except with regard to such issued shares), neither this Award nor any Units that remain subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
(b)    Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the

Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).
13.6    No Rights to Continued Service or Employment. The Participant understands and acknowledges that, except as otherwise provided in the Employment Agreement, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company, or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.
13.7    Integrated Agreement. The Grant Notice, this Agreement and the Plan, taken together with the Employment Agreement, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
13.8    Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
13.9    Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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